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                                                                    EXHIBIT 3.69


                            ARTICLES OF INCORPORATION

                                       OF

                        SYNAGRO OF FLORIDA - A & J, INC.

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.


                                 ARTICLE I NAME

The name of the corporation shall be:

                  Synagro of Florida - A & J, Inc.

                           ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

                  1860 Gulf Blvd.
                  Unit 3
                  Clearwater, FL 34630

                               ARTICLE III SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

                  10,000

             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is:

                  James A. Jalovec
                  1860 Gulf Blvd.
                  Unit 3
                  Clearwater, FL 34630


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                            ARTICLE V INCORPORATOR(S)

The name(s) and street address(es) of the incorporator(s) to these Articles of Incorporation is(are):

                  Luke J. Chiarelli
                  1509 N. Prospect Ave.
                  Milwaukee WI 53202

The undersigned incorporator has executed these Articles of Incorporation this 24th day of January 1997.

    /s/ Luke J. Chiarelli
---------------------------------
Luke J. Chiarelli